Exhibit 99.1

KLDiscovery Inc. Announces Third Quarter 2020 Financial Results

Revenue, Net Loss, EBITDA Improve versus Second Quarter 2020

Cash Flow from Operations Increases Compared to 2019

McLEAN, Va.— November 11, 2020 — KLDiscovery Inc. (“KLDiscovery” or the “Company”), a leading global provider of electronic discovery, information governance and data recovery services, announced today that revenue for the third quarter ended September 30, 2020 was $72.3 million versus $64.4 million in the second quarter of 2020, a 12.3 % increase quarter-over-quarter. Net loss for the third quarter of 2020 was $(12.7) million compared to $(14.9) million in the second quarter of 2020, an improvement of 14.8% quarter-over-quarter.

EBITDA for the third quarter of 2020 was $12.3 million versus $10.4 million in the second quarter of 2020, up 18.3% quarter-over-quarter. Adjusted EBITDA (which excludes management fees and stock-based compensation, acquisition financing and transaction costs and other items as described below) for the third quarter of 2020, was $16.7 million compared to $12.2 million in the second quarter of 2020, an increase of 36.9%, quarter-over-quarter. Reconciliations of EBITDA and Adjusted EBITDA to their comparable GAAP measure are shown in detail below, along with definitions for those terms.  As of September 30, 2020, the Company had approximately $43.8 million in cash and cash equivalents.

“I am extremely proud of the KLDiscovery team’s commitment to excellence and of the steps we have proactively taken during the COVID-19 pandemic,” said Christopher Weiler, CEO of KLDiscovery Inc. “These actions resulted in solid productivity gains as we greatly improved liquidity and delivered solid earnings.  We ended the third quarter of 2020, with a cash position of $43.8 million and we increased our cash flow from operations by $37.3 million with continued high cash receipts, cost reductions, and payroll tax deferrals/credits.  We had a net loss improvement of 14.8% quarter-over-quarter as a result of our focus on fully integrating our business, driving operational efficiencies, and delivering effective cost-cutting strategies. As the economy improves, our revenue momentum is strengthening. September was our best month of revenue since the pandemic began. In the third quarter of 2020, revenue was $72.3 million up 12.3% quarter-over-quarter. Adjusted EBITDA was $16.7 million in the third quarter of 2020, an increase of 36.9% quarter-over-quarter.  Despite a 7% decrease in revenue, Adjusted EBITDA margins during the first three quarters of 2020 were on par with the same period last year.”

Mr. Weiler continued, “Strategically, our evolution as a company has accelerated during the pandemic. We have invested in technology, strengthened our systems and have made incredible strides with our innovative, fully integrated Nebula platform, which continues to grow and gain market share. As of November 1, 2020, we now host 156 terabytes of data on this integrated platform. Looking ahead to 2021, we expect that we will be in a position to secure more second requests for government reviews of mergers & acquisitions, more joint defense cases and increase our market share in information governance.”

Year 2019-2020 Quarterly Results - Unaudited
(in millions except per share data)
	2019 (unaudited)				2020 (unaudited)
	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Revenue	75.0	78.3	78.2	80.5	78.3	64.4	72.3
Net loss	(13.5)	(11.4)	(11.3)	(17.8)	(12.5)	(14.9)	(12.7)

Net loss per share (basic and diluted)	$(0.32)	$(0.27)	$(0.26)	$(0.42)	$(0.29)	$(0.35)	$(0.30)
Weighted average outstanding shares (basic and diluted)	42.3	42.4	42.5	42.5	42.5	42.5	42.5

EBITDA	11.2	13.7	13.4	14.4	12.5	10.4	12.3
Adjusted EBITDA	15.1	19.6	16.8	17.2	15.0	12.2	16.7

2020 Outlook

As previously announced, KLDiscovery is currently limited in its ability to accurately predict what the financial impact will be from the COVID-19 pandemic.  KLDiscovery is not providing full-year 2020 guidance until it gains additional data points about the total operational impact of this global pandemic.

Earnings Conference Call

Management will conduct a conference call at 8:30 AM ET on Thursday, November 12, 2020 to discuss results for the third quarter of 2020. The audio portion of the conference call will be broadcast live over the Internet in the Investors section of KLDiscovery's website https://investors.kldiscovery.com.

To join the conference call by telephone, please register via the following link: http://www.directeventreg.com/registration/event/7078065. Once registered, you will receive an email with Direct Entry and Registrant ID along with dial-in details. An audio recording of the conference call will be available for replay shortly after the call's completion and will remain available for two weeks following the call. To access the recorded conference call, please dial (855) 859-2056 (from the U.S. and Canada) or (404) 537-3406 (from all other countries) using access code 7078065 or visit the Investors section of the KLDiscovery website at https://investors.kldiscovery.com.

KLDiscovery Inc.
Consolidated Statements of Comprehensive Loss
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(unaudited)		(unaudited)

Revenues...................................................................................................	$72,301	$78,169	$214,953	$231,527
Cost of revenues...................................................................................	37,738	42,018	111,472	118,937
Gross profit..........................................................................................	34,563	36,151	103,481	112,590

Operating expenses
General and administrative.................................................................	14,281	12,223	42,534	41,879
Research and development................................................................	1,828	1,533	5,134	4,455
Sales and marketing............................................................................	9,155	12,043	29,460	36,212
Depreciation and amortization............................................................	9,234	9,525	27,135	29,243
Total operating expenses.................................................................	34,498	35,324	104,263	111,789

Income (loss) from operations........................................................	65	827	(782)	801

Other (income) expenses
Other expense........................................................................................	11	(9)	102	122
Interest expense....................................................................................	12,371	12,034	38,303	36,487
Loss before income taxes................................................................	(12,317)	(11,198)	(39,187)	(35,808)
Income tax provision................................................................................	390	62	964	391

Net loss................................................................................................	$(12,707)	$(11,260)	$(40,151)	$(36,199)

Other comprehensive (loss) income, net of tax
Foreign currency translation............................................................	2,242	(2,248)	547	(2,293)
Total other comprehensive income (loss), net of tax.........................	2,242	(2,248)	547	(2,293)
Comprehensive loss...............................................................................	$(10,465)	$(13,508)	$(39,604)	$(38,492)

Net loss per share - basic and diluted.................................................	$(0.30)	$(0.26)	$(0.94)	$(0.85)

Weighted average shares outstanding - basic and diluted.............	42,529,017	42,497,078	42,529,017	42,390,717

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30,
	2020	2019	2020	2019	2020
Net loss	$(12,707)	$(11,260)	$(40,151)	$(36,199)	$(14,918)
Interest expense	12,371	12,034	38,303	36,487	12,970
Income tax expense	390	62	964	391	368
Depreciation and amortization expense	12,246	12,551	36,063	37,614	11,979
EBITDA	$12,300	$13,387	$35,179	$38,293	$10,399
Acquisition, financing and transaction costs	1,290	749	1,580	3,505	206
Strategic initiatives:
Sign-on bonus amortization	—	112	188	337	—
Non-recoverable draw	—	879	304	2,914	—
Total strategic initiatives	—	991	492	3,251	—
Management fees, stock compensation and other	974	717	2,724	2,817	870
Restructuring costs	1,581	252	2,299	1,587	128
Systems establishment	521	665	1,567	2,025	560
Adjusted EBITDA	$16,666	$16,761	$43,841	$51,478	$12,163

Note:

•

Acquisition, financing and transaction costs include earnout payments, rating agency, letter of credit and revolving facility fees, and transaction costs relating to the business combination with Pivotal Acquisition Corp in December 2019

•	Strategic initiatives include the amortization of one-time expenses related to the hiring of a team of industry leading sales personnel.
•	Management fees, stock compensation & other includes consulting fees, expenses related to the Company’s stock compensation plan, business insurance and other expenses.
•	Restructuring costs include severance payments, recruiting fees and retention charges
•	Systems establishment costs include expenses related to IT infrastructure build-out, system automation and ERP implementation

KLDiscovery Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	September 30, 2020	December 31, 2019
	(Unaudited)
Current assets
Cash and cash equivalents	$43,838	$43,407
Accounts receivable, net of allowance
for doubtful accounts of $8,449 and $7,486, respectively	86,095	96,994
Prepaid expenses	10,312	7,296
Other current assets	778	556
Total current assets	141,023	148,253
Property and equipment
Computer software and hardware	73,343	72,228
Leasehold improvements	27,493	26,963
Furniture, fixtures and other equipment	3,722	3,794
Accumulated depreciation	(76,780)	(64,682)
Property and equipment, net	27,778	38,303
Intangible assets, net	114,632	130,568
Goodwill	396,310	395,171
Other assets	2,611	2,617
Total assets	$682,354	$714,912
Current liabilities
Current portion of long-term debt, net	$11,106	$11,689
Accounts payable and accrued expense	35,964	31,270
Current portion of contingent consideration	677	340
Deferred revenue	4,018	4,851
Total current liabilities	51,765	48,150
Long-term debt, net	467,163	468,932
Contingent consideration	225	482
Deferred tax liabilities	6,712	6,294
Other liabilities	9,776	7,289
Total liabilities	535,641	531,147
Commitments and contingencies
Stockholders' equity
Common stock
$0.0001 par value, shares authorized - 200,000,000 shares authorized as of September 30, 2020 and December 31, 2019; shares issued and outstanding - 42,529,017 as of June 30, 2020 and December 31, 2019, respectively	4	4
Preferred Stock
$0.0001 par value, 1,000,000 shares authorized, zero issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	—	—
Additional paid-in capital	384,504	381,952
Treasury stock	—	—
Accumulated deficit	(245,649)	(205,498)
Accumulated other comprehensive income	7,854	7,307
Total stockholders' equity	146,713	183,765
Total liabilities and stockholders' equity	$682,354	$714,912

KLDiscovery Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	For The Nine Months Ended September 30
	2020	2019
Operating activities
Net loss	$(40,151)	$(36,199)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	36,063	37,614
Non-cash interest	14,360	3,597
Stock-based compensation	2,552	1,900
Provision for losses on accounts receivable	3,059	1,846
Deferred income taxes	418	(221)
Change in fair value of contingent consideration	80	—
Changes in operating assets and liabilities:
Accounts receivable	8,365	(13,780)
Prepaid expenses and other assets	(3,338)	(3,386)
Accounts payable and accrued expenses	4,734	(2,511)
Deferred revenue	(835)	(820)
Net cash provided by (used) in operating activities	25,307	(11,960)
Investing activities
Acquisitions, net of cash	(3,124)	(650)
Purchases of property and equipment	(8,377)	(9,288)
Net cash used in investing activities	(11,501)	(9,938)
Financing activities
Revolving credit facility - draws	29,000	41,500
Revolving credit facility - repayments	(29,000)	(24,500)
Payments for capital lease obligations	(688)	(453)
Issuance of common stock	—	414
Payments on long-term debt	(12,750)	(12,750)
Net cash (used in) provided by financing activities	(13,438)	4,211

Effect of foreign exchange rates	63	(142)
Net decrease in cash	431	(17,829)
Cash at beginning of period	43,407	23,439
Cash at end of period	$43,838	$5,610

Supplemental disclosure:
Cash paid for interest	$24,857	$29,770
Income taxes paid, net of refunds	$(311)	$325

Significant noncash investing and financing activities
Purchases of property and equipment in accounts payable and accrued expenses on the consolidated balance sheets	$21	$222

Investor Contacts:

Dawn Wilson

(703) 520-1498

dawn.wilson@kldiscovery.com

Richard Simonelli

(202) 450-9516

richard.simonelli@kldiscovery.com

Media Contact:
Krystina Jones
(888) 811-3789
krystina.jones@kldiscovery.com

About KLDiscovery

KLDiscovery provides technology-enabled services and software to help law firms, corporations, government agencies and consumers solve complex data challenges. The company has 34 locations, eight data centers and 19 data recovery labs across 19 countries and is a global leader in delivering best-in-class eDiscovery, information governance and data recovery solutions to support the litigation, regulatory compliance, internal investigation and data recovery and management needs of our clients. Serving clients for over 30 years, KLDiscovery offers data collection and forensic investigation, early case assessment, electronic discovery and data processing, application software and data hosting for web-based document reviews, and managed document review services. In addition, through its global Ontrack Data Recovery business, KLDiscovery delivers world-class data recovery, email extraction and restoration, data destruction and tape management. KLDiscovery has been recognized as one of the fastest growing companies in North America by both Inc. Magazine (Inc. 5000) and Deloitte (Deloitte's Technology Fast 500) and CEO Chris Weiler was recognized as a 2014 Ernst & Young Entrepreneur of the Year™. Additionally, KLDiscovery is a Relativity Certified Partner and maintains ISO/IEC 27001 Certified data centers around the world. For more information, please email info@kldiscovery.com or visit www.kldiscovery.com.

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding KLDiscovery’s future financial and business performance, attractiveness of KLDiscovery’s product offerings and platform and the value proposition of KLDiscovery’s products, are forward-looking statements. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside KLDiscovery’s management’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the ongoing impact of COVID-19, KLDiscovery’s ability to execute on its plans to develop and market new products and the timing of these development programs; KLDiscovery’s estimates of the size of the markets for its solutions; the rate and degree of market acceptance of KLDiscovery’s solutions; the success of other competing technologies that may become available; KLDiscovery’s ability to identify and integrate acquisitions; the performance and security of KLDiscovery’s services; potential litigation involving KLDiscovery; general economic conditions and cyclical nature of certain markets impacting demand for KLDiscovery’s services; KLDiscovery’s substantial levels of indebtedness; changes in complex laws and regulations in the U.S. and internationally; and volatility in the trading price of KLDiscovery common stock and warrants. These risks and other factors discussed  in the “Risk Factors” section of KLDiscovery’s Annual Report on Form 10-K filed with the Securities Exchange Commission (“SEC”) and any other reports KLDiscovery files with the SEC could cause actual results to differ materially from those expressed or implied by forward-looking statements made by KLDiscovery or on our behalf.

Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.  All statements speak only as of the date made, and unless legally required, KLDiscovery undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

In addition to providing financial measurements based on accounting principles generally accepted in the United States of America (“GAAP”), this earnings press release includes additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”), including EBTIDA and Adjusted EBITDA. We believe that these measures are relevant and provide useful supplemental information to investors by providing a baseline for evaluation and comparing our operating performance against that of other companies in our industry.

The non-U.S. GAAP financial measures that we use may not be comparable to similarly titled measures reported by other companies and in the future, we may disclose different non-U.S. GAAP financial measures in order to help our investors meaningfully evaluate and compare our results of operations to our previously reported results of operations or to those of other companies in our industry. We believe these non-U.S. GAAP financial measures reflect our ongoing operating performance because the isolation of non-cash charges, such as amortization and depreciation, and other items, such as interest, income taxes, management fees and equity compensation, acquisition and transaction costs, restructuring costs, systems establishment and costs associated with strategic initiatives which are incurred outside the ordinary course of our business, provides information about our cost structure and helps us to track our operating progress. We encourage investors and potential investors to carefully review the U.S. GAAP financial information and compare them with our EBITDA and adjusted EBITDA.

Adjusted EBITDA

We define EBITDA as net income (loss) plus interest (income) expense, income tax expense (benefit), depreciation and amortization. We view adjusted EBITDA as our operating performance measure and as such, we believe that the most directly comparable U.S. GAAP financial measure is net loss. In calculating adjusted EBITDA, we exclude from net loss certain items that we believe are not reflective of our ongoing business and exclusion of these items allows us to provide additional analysis of the financial components of the day-to-day operation of our business. We have outlined below the type and scope of these exclusions:

•

Acquisition, financing and transaction costs generally represented by non-ordinary course earn-out valuation changes, rating agency fees, letter of credit and revolving facility fees, as well as professional service fees and direct expenses related to acquisitions. Because we do not acquire businesses on a predictable cycle, we do not consider the amount of acquisition- and integration-related costs to be a representative component of the day-to-day operating performance of our business.

•

Strategic initiatives expenses relate to costs resulting from pursuing strategic business opportunities. We do not consider the amounts to be representative of the day-to-day operating performance of our business.

•

Management fees, stock compensation and other primarily represents consulting fees and portion of compensation paid to our employees and executives through stock-based instruments. Determining the fair value of the stock-based instruments involves a high degree of judgment and estimation and the expenses recorded may not align with the actual value realized upon the future exercise or termination of the related stock-based awards. Therefore, we believe it is useful to exclude stock-based compensation to better understand the long-term performance of our core business.

•

Restructuring costs generally represent non-ordinary course costs incurred in connection with a change in a contract or a change in the makeup of our personnel often related to an acquisition.

We do not consider the amount of restructuring costs to be a representative component of the day-to-day operating performance of our business.

•

Systems establishment costs relate to non-ordinary course expenses incurred to develop our IT infrastructure, including system automation and enterprise resource planning system implementation. We do not consider the amount to be representative of a component of the day-to-day operating performance of our business.